UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB-2/A
                               (Amendment No. 1)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Toro Ventures Inc.
                           ---------------------------
                 (Name of small business issuer in its charter)

         NEVADA                   5812                 Applied For
      -------------   ---------------------------   ----------------
      (State or       (Primary Standard Industrial  (I.R.S. Employer
      jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

                               Toro Ventures Inc.
                               Yan Liu, President
                          2498 West 41st Ave, Suite 232
                           Vancouver, British Columbia
                                 Canada V6M 2A7
                            Telephone: (604) 618-9110
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd, Suite 300
                            Las Vegas, Nevada, 89128
                            Telephone: (702) 562-4091
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                              |x |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                          |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                   PROPOSED        PROPOSED
CLASS OF                        MAXIMUM         MAXIMUM
SECURITIES     # OF SHARES      OFFERING        # OF SHARES     AMOUNT OF
TO BE          TO BE            PRICE PER       TO BE         REGISTRATION
REGISTERED     REGISTERED       SHARE (1)       REGISTERED       FEE (2)
--------------------------------------------------------------------------------
Common Stock    5,845,000         $0.10         5,845,000        $68.80
--------------------------------------------------------------------------------


(1) Based on the last sales price for Regulation S offerings on May 26, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.



          SUBJECT TO COMPLETION, Dated September 21, 2005

Prospectus


                               TORO VENTURES INC.
                        5,845,000 Shares of Common Stock

We are registering for sale by selling shareholders, 5,845,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

Our current cash balance is $17,863. Management believes the current cash balance is sufficient to fund the current level of organizational and research activities for the following twelve months after the date of this filing.


The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Over the Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.


Our shares of common stock are not traded anywhere.


Investing in our common stock involves risks. See "Risk Factors" starting on Page 7.
------


                                        Offering                       Proceeds to Selling
                                         Price           Expenses          Shareholders
Per Share to Selling Shareholders   $        0.10    $         0.00    $              0.10
Total to Selling Shareholders       $     584,500    $         0.00    $           584,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.



The date of this prospectus is September 21, 2005.

                                Table of Contents
                                                               PAGE


Summary .......................................................  6
Risk Factors...................................................  7
Forward Looking Statements .................................... 10
Use of Proceeds................................................ 11
Determination of Offering Price ............................... 11
Dilution ...................................................... 11
Plan of Distribution .......................................... 11
Organization within the Last Five years........................ 15
Description of Business........................................ 15
Management's Discussion and Analysis or Plan of Operation...... 19
Management..................................................... 23
Executive Compensation......................................... 24
Principal and Selling Shareholders............................. 25
Description of Securities...................................... 27
Certain Transactions........................................... 29
Litigation..................................................... 29
Experts........................................................ 29
Legal Matters.................................................. 29
Financial Statements........................................... 29

Indemnification of Directors and Officers...................... 39
Other Expenses of Issuance and Distribution.................... 41
Recent Sales of Unregistered Securities........................ 41
Exhibits....................................................... 42
Undertakings................................................... 43

                                     Summary


Our business


Toro Ventures Inc. was incorporated in the state of Nevada on April 11, 2005. We intend to commence operations as a fast food service company. We currently own the exclusive franchisee rights in the provinces of Hubei and Beijing in China to the Big-On-Burgers Restaurants franchise, a Canadian-based fast food service provider of traditional North American cuisine such as hamburgers and French fries. We plan to begin operations of a Big-On-Burgers store in China once sufficient investment capital is raised. We currently do not have a specific plan to raise these funds. We currently have not advanced beyond the business plan state from our inception until the date of this filing. During April and May of 2005, we received initial funding through the sale of common stock to investors. Mr. Yan Liu became associated with Toro Ventures due to his business relationship with Mr. Andrew Wong and his educational and working background in the Chinese retail fast-food market. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $17,863. We anticipate that our current cash balance will satisfy our cash needs for the following twelve-month period.

We are applying to become a public reporting company in order to provide our shareholders increased liquidity for their common shares and to provide our company an alternative avenue to raise additional investment capital in order to proceed with our business plan.


Our principal executive offices are located at Suite 232-2498 West 41st Avenue, Vancouver, British Columbia, Canada V6M 2A7 and our telephone number is (604) 618-9110. Our fiscal year end is June 30th.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders       5,845,000 shares of common stock
Offering price per share                               $0.10
Net proceeds to us                                     None
Number of shares outstanding before the offering       5,845,000
Number of shares outstanding after the offering        5,845,000
if all of the shares are sold

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                                     As of
                                                                 June 30, 2005
                                                                   (Audited)
Balance Sheet
Total Assets                                                      $52,863
Total Liabilities                                                 $62,424
Stockholders Equity (Deficit)                                     ($9,561)

                                                            From the initial period
                                                                    through
                                                                 June 30, 2005
                                                                   (Audited)
Income Statement
Revenue                                                              $0
Total Expenses                                                     $9562
Net Loss                                                           $9562


                                  Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Toro Ventures, Inc.:

     Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at July 29, 2005. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

     Because we have not yet commenced operations we face a high risk of business failure. We were incorporated on April 11, 2005 and to date have been involved primarily in organizational activities. As of the date of this filing, we have not earned any revenues. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure for such enterprises.

     If we are not able to effectively respond to competition, our business may fail. There are many companies in the fast food service industry that will compete with us in the Chinese market. Most of these competitors have established businesses with substantial volume. We will attempt to compete against these groups by offering a much higher quality product compared to our competitors products. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.

     Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officer and director. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

     Because we have only one director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Presently, we have only one officer/director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.


     Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Yan Liu, our sole executive officer will be devoting approximately 16 hours week to our operations. Because Mr. Liu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Liu. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.

     Our principal shareholder controls 51.33% of our common stock; investors will have little control over our management or other matters requiring shareholder approval. Mr. Yan Liu, our sole director, president and principal shareholder, currently owns 5,000,000, or approximately 51.33%, of our outstanding common stock, giving him the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including the election of our directors; the acquisition or disposition of our assets, the future issuance of our shares and approval of other significant corporate transactions. Our principal shareholder may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.

     Because the territory at issue in the Franchise Agreement is in China and both companies involved in the Franchise Agreement are located in Canada, we face the risk of having difficulty enforcing the rights of the Franchise Agreement. Toro Ventures and Big-On-Burgers Restaurants currently do not maintain a permanent place of business within China. Therefore, it may prove difficult for the management of both parties to the Franchise Agreement to ensure that the rights and entitlements of the Franchise Agreements are being adhered to properly. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments made by Canadian courts in regards to the Franchise Agreement.

     Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

     Because our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.

     Because we are registering for public sale our common shares in the United States, our company will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading our common shares halted or ceased.


Risks associated with this offering:

Investment risks:

     Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

                           Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.


We originally received from the selling shareholders a total $35,000 in compensation for purchasing shares in our company's common stock. We have incurred $18,000 in expenses and fees related to registering our common shares for public sale in the United States. We have also incurred $7,012 in expenses and fees related to running our business operations. We intend to use our remaining cash balance to continue funding our business operations.



                         Determination of Offering Price

We selected the $0.10 price the sale of our shares of common stock. We determined this offering price based upon the price of last sale of our common stock to investors. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.


                                    Dilution


Since all of the shares of common stock being registered are already subscribed to and fully paid for and no new shares are being issued, there will be no dilution effect..



                              Plan of Distribution

There are thirty four selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:


         1. On such public markets or exchanges as the common stock may from time to time be trading;
         2. In privately negotiated transactions;
         3. Through the writing of options on the common stock;
         4. In short sales; or
         5. In any combination of these methods of distribution.


The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. If our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholder under this prospectus.


The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

         1. The market price of our common stock prevailing at the time of sale;
         2. A price related to such prevailing market price of our common stock; or
         3. Such other price as the selling shareholders determine from time to time.



The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. There are five conditions to Rule 144:

           1) Holding Period

              Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one-year period holding period begins when the securities were bought and fully paid for. The holding period only applies to restricted securities.

           2) Adequate Current Information

              There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has complied with the periodic reporting requirements of the Securities Exchange Act of 1934.

           3) Trading Volume Forumula

              After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of the sale on Form 144.

           4) Ordinary Brokerage Transactions

              The sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

           5) Filing Notice With the SEC

              At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.


The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.


Of the 5,845,000 shares of common stock subscribed to and fully paid for as of May 26, 2005, 3,000,000 shares were owned by our officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.


We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.


Toro Ventures and the selling security holders does not intend to use any means of distributing our prospectus other than by hand or the mails, such as various means of electronic delivery. Toro Ventures and the selling security holders do not intend to use any forms of prospectus other than printed prospectuses, such as CD-ROMS, videos, etc.

As of the date of this prospectus, we have not had any discussion nor do we have any understandings with any broker-dealer over market-making activities.


Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Toro Ventures Inc. was incorporated in Nevada on April 11, 2005. In April of 2005 the board of directors voted to seek capital and began development of Toro Ventures' business plan. During April and May of 2005, Toro Ventures received its initial funding through the sale of common stock to investors. On May 15, 2005, Toro Ventures signed a Master Franchise Agreement with Big-On-Burgers Restaurants which grants Toro Ventures exclusive rights to open and operate Big-On-Burgers restaurants in the provinces of Hubei and Beijing in China.


                             Description of Business

Overview


Toro Ventures Inc. was incorporated in the state of Nevada on April 11, 2005. We intend to commence operations as a fast food service company. We currently own the exclusive franchisee rights in the provinces of Hubei and Beijing in China to the Big-On-Burgers Restaurants franchise, a Canadian-based fast food service provider of traditional North American cuisine such as hamburgers and French fries. We plan to begin operations of a Big-On-Burgers store in China once sufficient investment capital is raised. We currently have not advanced beyond the business plan state from our inception until the date of this filing. During April and May of 2005, we received initial funding through the sale of common stock to investors. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $17,863. We anticipate that our current cash balance will satisfy our cash needs for the following twelve months.

There has been no transactions between the promoters of Toro Ventures and Toro Ventures itself since the inception of the firm. Mr. Andrew Wong was the sole promoter and original organizer of Toro Ventures. Mr. Yan Liu was appointed by Mr. Wong to become a director of Toro Ventures Inc.


Our principal executive offices are located at Suite 232-2498 West 41st Avenue, Vancouver, British Columbia, Canada V6M 2A7 and our telephone number is (604) 618-9110. Our fiscal year end is June 30th.

Franchise Agreement

On May 15, 2005, Toro Ventures Inc. signed a Master Franchise Agreement with Big-On-Burgers Restaurants, the franchisor, which grants Toro Ventures exclusive rights to open and operate Big-On-Burgers restaurants in the provinces of Hubei and Beijing in China. The agreement will be in effect for a period of ten years, terminating on April 15, 2015. The agreement also allows us to sub-license others to use the Big-On-Burgers trademark in the provinces of Hubei and Beijing in China. We may carry on the operation of any number of franchise outlets in the provinces of Hubei and Beijing in China.

In consideration for being granted the rights to the Master Franchise Agreement, we accepted to pay the following fees:

         1) We agreed to issue 275,000 shares of our common stock to the franchisor upon the signing of the franchise agreement.
         2) A royalty of 5% of monthly gross sales of all of the franchised outlets operating in our exclusive territory will be remitted to the Franchisor by us by the fifteen of the following month.
         3) An advertising royalty of 3% of monthly gross sales of all of the franchised outlets operating in the exclusive territory will be remitted to the franchisor by us by the fifteen of the following month.

Other than the items mentioned above, we are not required to make any other types of payments to the franchisor during the term of the agreement.

We have the option to renew this agreement for a further ten years upon the same terms and conditions, except for the fees, contained in the original Master Franchise Agreement. The renewal term commences upon the termination date of the original agreement.


Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.


We plan to implement the same business strategy of ensuring freshness in the ingredients of the menu items and providing friendly, home-style service to customers our Canadian franchisor, Big-On-Burgers, follows in our proposed restaurant in China. We intend to sell the same menu of items offered by our franchisor, Big-On-Burgers. Examples of menu items that will be offered are hamburgers, French fries and assorted soft drinks. Unlike the established market players in the North American fast food service industry, our focus will be to provide customers with a product that offers uncompromising standards combined with the freshest ingredients. The emphasis of all our menu items will be freshness and quality in preparation: our beef patties will be made fresh to order using Certified Angus Beef only, our lettuce, mushrooms, tomatoes and onions will be hand chopped, and our French fries will be cut daily from fresh, whole potatoes and cooked in cholesterol-free vegetable oil. (Certified Angus Beef is defined as beef certified by the USDA to have come from Angus cattle) In addition to our emphasis on food excellence, we will offer the same type of friendly, home-style service associated with an old fashioned burger place or diner. We believe the combination of fresh ingredients, made-to-order menu items, and warm, personalized service will allow us to compete successfully against our established competitors.

We currently have no physical restaurant in operations as of the present. We intend to establish a Big-On-Burgers franchise in one of China's heavily populated provinces, such as Hubei or Beijing. The Chinese market was chosen because management believes the characteristics of this market present strong sales potential for our proposed restaurant. In 2004, the Chinese economy experienced tremendous growth, with a real GDP growth rate of 9.1%. (Source:
CIA-The World Factbook, www.cia.gov) This growth in the economy has filtered down to its citizens through an increase in per capita income, as China's average per capita monthly income increased from 718.79 yuan in 2001 to 1124.03 yuan in 2005, which translates to an annual growth rate of approximately 11.83% (Source: National Bureau of Statistics, www.stats.gov.cn). In the opinion of management, this increase in affluence among the Chinese population has increased their desire and willingness to pay for goods and services that are of higher quality and of foreign design or origin. In particular, it is in the opinion of management that there is a strong interest for products and services that are of North American style, such as fashion, technology, and food. For this reason, we believe a Big-On-Burgers franchise which offers genuine, high quality North American style cuisine in a friendly and welcoming environment will be well accepted in the Chinese market and prove to be a worthwhile and successful business venture.

A precise location in China has not been decided upon. Our director will make this decision after further research has been done. If the costs are not prohibitive, we may use the help of a local Chinese commercial real estate agent to advise us on a suitable location for our proposed restaurant. Our director's focus will be to look for a location in China that has a population base larger than 1 million.

Big-On-Burgers Restaurants is a Canadian-based fast food service provider of traditional North American cuisine, such as hamburgers and French fries. Big-On-Burgers currently has one restaurant outlet located in Abbotsford, British Columbia.


Competition


The current North American fast food service industry in China is dominated by the same major players in North America. The North American firms that have the strongest position in the current fast food service industry in China is McDonald's and KFC restaurants. The Chinese population has shown a great willingness to partake in fast-food style fare, as fast food accounted for two-fifths of the total sale volume of food and beverage in China in 2000 (Source: National Bureau of Statistics, www.stats.gov.cn) Conservative estimates of annual sales of fast food were above US$24 billion in 2000. (Source:
Agriculture and Agri-Food Canada, http://atn-riae.agr.ca/asia)

The competition amongst these established players is intense, using price and brand imaging as their main methods of competition. Their strategies often emphasize being able to offer to their customers the lowest price and the fastest service. However, their constant emphasis on price and speed comes at the cost of sub-par quality of food and customer service.

We believe that there is currently a large need that our current competitors are not satisfying in the North American fast food service industry in China, as customers in China who are willing to pay a little extra for higher quality North American fare have no alternatives to turn to presently. Our business plan intends to service this growing niche market. We intend to use the importance we place on quality and service to differentiate our restaurant from the major fast food chains that the Chinese people currently associate with North American style cuisine. Our intention is to introduce to the Chinese population the notion that North American fast food does not necessarily mean pre-made, processed meals and that it can be fresh and of high quality.

Revenue

As of to date of this filing, we have not generated any revenues, as we have had no operational activities.

Insurance

Currently, we have no insurance coverage.

Government Regulation


Our restaurant will be subject to the regulations of the Chinese provincial health, sanitation, safety, environmental and fire agencies in the province it will be located in. We will ensure that we will be in compliance with such regulations in the future by hiring a local Chinese manager who has experience managing and operating a fast food retailer in China.


Listed below are specific government approvals we will need to apply for in order to begin operations in China:

   - We must obtain approval from the Ministry of Commerce for approval to set up a foreign owned enterprise in China.
   - We must register our business with the State Administration for Industry and Commerce to obtain a license to start a business in China.
   - We must obtain a permit from the Food and Health ministry in order to start our restaurant.

   - We must register our business with the ministry of Labour in order to hire employees.

We expect to obtain all the above and necessary government approvals by the end of March of 2007.





Offices


The Company's headquarters and executive offices are located at Suite 232-2498 West 41st Ave, Vancouver, British Columbia. Our telephone number is (604) 618-9110. We are currently renting these premises on a month to month basis.


Employees

We currently have no employees, other than our director, because there is no operational restaurant in existence presently.

Subsidiaries

We do not have any subsidiaries.

Bankruptcy, Receivership, or Similar Proceeding

There has been no bankruptcy, receivership, or similar proceedings.

Patents and Trademarks

We currently own the exclusive right to use the Big-On-Burgers trademark in the country of China.


The Big-On-Burgers trademark is not registered. However, a search was done prior to its use in order to make sure we would not be infringing any rights by using it. The trademark right to the logo is acquired through usuage, representation and exposure and via the explicit identification of the letters "TM" appropriately placed beside the logo.


Other than the above, we do not own, either legally or beneficially, any patents or trademarks.


Legal Proceedings

We are not a party to any material legal proceeding, nor are our officer, director or affiliates' a party adverse to us in any legal proceeding.




            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation for the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to prepare for the commencement of business operations in China. The process may include, but not exclusively, activities such as:


- We will conduct market research in order to determine the specific city-market in China that will offer the best sales potential for our first franchise. If the costs are not prohibitive, we may consider hiring a local Chinese marketing firm to aid in our search. We expect to finish this by the end of March 2006.
- After deciding on a geographical location, we will conduct commercial property searches in order to find an appropriate retail location to lease for our first franchise. We expect to accomplish this by the end of June 2006.
- We will conduct a cost-benefit analysis of whether it will be more economical to lease an existing building or to build a completely new restaurant. We expect to accomplish this by the end of June 2006.
- We will conduct an examination of local Chinese business and food and health regulations related to opening a restaurant. We expect to accomplish this by the end of September 2006.
- We will conduct costing of initial capital cost requirements and budgeting of operational working capital needs to determine the necessary amount of future financing required to commence our business plan. We expect to accomplish this by the end of September 2006.
- We will conduct a search for appropriate suppliers and vendors in China that can supply us with the quality of ingredients we require. We expect to accomplish this by the end of March 2007.
- We will be looking to hire a local Chinese manager to help prepare for our restaurants opening and to run future operations. We expect to accomplish this by the end of January 2007.

We expect that we will be holding the grand opening of our retail operations in China by the end of June of 2007. We expect that our business operations will become profitable by the end of December of 2008. We may incur a significant debt obligation in the future if we decide to finance an acquisition of a piece of commercial property. As of the date of this prospectus, we have not entered into any commitments or understandings with any financial institutions in regards to any mortgage or bank loans.

Listed below are the costs we expect to incur once we have begun our retail operations in China:

-  Food and inventory costs
-  Supply costs
-  Labor Costs
-  Marketing and Advertising Expenses
-  Either a lease or mortgage expense
-  Government Fees and property taxes
-  Depreciation expenses and investment in capital equipment
-  Royalty payments to franchisor

We estimate that our current working capital position of approximately $17,863 will be more than sufficient to meet our short term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. Within the next twelve month period, we expect to hire one local Chinese manger to help prepare for the restaurant's opening and one office administrator.

In connection with this public offering, we have incurred costs totaling $12,550 as of the date of this prospectus. Examples of costs that have been incurred due to this public offering include regulatory and transfer agent fees, filing fees, legal fees, auditing fees, and consulting fees. These costs will not be recovered with proceeds from our offering, as we will not receive any proceeds from this offering. Due to becoming a public reporting company in the United States, we expect in the future we will be incurring fees of $5,000 to $7,500 annually associated with staying in compliance with the reporting obligations set out in the Exchange Act.


While we have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of our first franchise. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs.

If we are unable to raise the required financing, we will be delayed in commencing our business plan.




Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions did not have a material impact on the Company's consolidated financial position and results of operations. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 on January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003. The effect of adoption of this standard did not have a material effect on the Company's results of operations or financial position.

The FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

                                   MANAGEMENT


Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officer and director are set forth below:

Name           Age          Position Held

Yan Liu        22           President, Principal Executive Officer, Principal
                            Financial Officer, Principal Accounting Officer,
                            Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officer and director


Yan Liu has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since April 13, 2005.


Mr. Liu has a strong working background in managing fast food service restaurants in the Chinese market. From 2003 to 2004, Mr. Liu was employed as a manager of a Kentucky Fried Chicken restaurant in Ji Lin, China. From 2001 to 2003, Mr. Liu was employed as a part-time junior supervisor of a McDonald restaurant in Ji Lin, China.


Mr. Liu educational background also has prepared him for restaurant management, as he received a Bachelor of Business Management degree in Hotel and Restaurant management from the University of Ji Lin, in Ji Lin, China in 2004. The Business Management degree Mr. Liu earned encompasses basic accounting and financial theory.

We expect Mr. Liu to devote approximately 40% or 16 hours a week to the business of Toro Ventures Inc.



Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.


Conflicts of Interest

The only conflict that we foresee is that our officer and director devote time to projects that do not involve us.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officer and director during the most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.


                           Summary Compensation Table

                                                                                      Long Term Compensation
                                                                                      ----------------------
                                       Annual Compensation                      Awards                      Payouts
                                       -------------------                      ------                      -------
(a)                             (b)      (c)      (d)        (e)          (f)            (g)            (h)         (i)
                                                            Other
                                                            Annual     Restricted     Securities
                                                            Compen       Stock        Underlying        LTIP     All Other
Name and Principal                     Salary    Bonus      sation      Award(s)       Options /       Payouts    Compens
Position [1]                   Year      ($)      ($)        ($)           ($)          SARs (#)         ($)       ation ($)
----------------------------------------------------------------------------------------------------------------------------
Yan Liu                        2005       0        0          0             0             0               0          0
President. Treasurer,
Secretary, and Director

[1] All compensation received by the officer and director has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                       PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for Mr. Yan Liu is our address at Suite 232-2498 West 41st Ave, Vancouver, British Columbia.

                                           Direct Amount of                                                           Percent
Name of Beneficial Owner                   Beneficial Owner                  Position                                 of Class
------------------------------------------------------------------------------------------------------------------------------------
Yan Liu                                      3,000,000           President, Principal Executive Officer,               51.33%
                                                                 Principal Financial Officer, Principal
                                                                 Accounting Officer, Treasurer, Secretary
                                                                 and Director

All officers and Directors as a Group                                                                                  51.33%
(1 Person)                                   3,000,000

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders


The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares. All of the selling shareholders are friends and/or business associates of our sole officer and director.


                                                                                              Percentage of shares
                                                         Percentage of                         owned after the
                                Total number of          shares owned      Number of        offering assuming all
                               shares owned prior          prior to       shares being     of the shares are sold
Name                              to offering              offering        offered            in the offering
------------------------------------------------------------------------------------------------------------------
Liu, Yan                          3,000,000                51.33%         3,000,000               0.00%
HU, Lian                            100,000                 1.71%           100,000               0.00%
MA, Song                            100,000                 1.71%           100,000               0.00%
LIU, Hu                             100,000                 1.71%           100,000               0.00%
YANG, Wei                           100,000                 1.71%           100,000               0.00%
CHAN, Yik Kau                       100,000                 1.71%           100,000               0.00%
TIAN, Xiao Liang                    100,000                 1.71%           100,000               0.00%
WU, Hao                             100,000                 1.71%           100,000               0.00%
YAO, Jie                            100,000                 1.71%           100,000               0.00%
CHEN, Hong                          100,000                 1.71%           100,000               0.00%
FENG, Si Xue                        100,000                 1.71%           100,000               0.00%
LU, Jian Feng                       100,000                 1.71%           100,000               0.00%
SHI, Feng                           100,000                 1.71%           100,000               0.00%
WAN, Chun                           100,000                 1.71%           100,000               0.00%
WANG, Xue Xue                       100,000                 1.71%           100,000               0.00%
LU, Meng                            100,000                 1.71%           100,000               0.00%
LI, Gui                             100,000                 1.71%           100,000               0.00%
QIN, Hao Bo                         100,000                 1.71%           100,000               0.00%
LI, Guang Sheng                     100,000                 1.71%           100,000               0.00%
LIU, Shu                            100,000                 1.71%           100,000               0.00%
CHENG, Zhou                         100,000                 1.71%           100,000               0.00%
LIU, Chang                          100,000                 1.71%           100,000               0.00%
MENG, Hong                          100,000                 1.71%           100,000               0.00%
ZHANG, Xiao                         100,000                 1.71%           100,000               0.00%
WEN, Cheng Gang                     100,000                 1.71%           100,000               0.00%
YU, Yang                            100,000                 1.71%           100,000               0.00%
ZHANG, YuQi                          10,000                 0.17%            10,000               0.00%
ZHANG, Huazhong                      10,000                 0.17%            10,000               0.00%
LIU, Xiao                            10,000                 0.17%            10,000               0.00%
ZHANG, Zi Long                       10,000                 0.17%            10,000               0.00%
LI, Jing                             10,000                 0.17%            10,000               0.00%
MANQING, Wang                        10,000                 0.17%            10,000               0.00%
HONG, Ji                             10,000                 0.17%            10,000               0.00%
Big-On-Burgers Restaurants          275,000                 4.70%           275,000               0.00%
------------------------------------------------------------------------------------------------------------------
TOTAL                             5,845,000               100.00%         5,845,000               0.00%

The natural person having sole or shared voting and investment control over the securities held by Big-On-Burgers Restaurants is Paul Kernel.

5,845,000 shares of common stock have been subscribed to and fully paid for as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following is a summary of the issuances of shares pursuant to Reg. S of the Act.

a) In April 2005, 3,000,000 shares of common stock were subscribed to and fully paid for by Liu, Yan in consideration of $0.001 per share or a total of $3,000.

b) In April and May of 2005, 2,500,000 shares of common stock were subscribed to and fully paid for by twenty five individuals in consideration of $0.01 per share or a total of $25,000.

c) In May 2005, 70,000 shares of common stock were subscribed to and fully paid for by seven individuals in consideration of $0.10 per share or a total of $7,000.

d) In May 2005, 275,000 shares of common stock were subscribed to and fully paid for by Big-On-Burgers Restaurants in consideration for being granted the rights to the Big-On-Burgers franchise.


Future Sales of Shares


A total of 5,845,000 shares of common stock are subscribed to and fully paid for. Of the 5,845,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 5,845,000 restricted shares, all are being offered for sale by the selling shareholders in this offering. Shares purchased in this offering will be immediately resalable without restriction of any kind.


                            DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:


* have proportional rights to dividends from funds legally available if and when declared by our board of directors;
* are entitled to a proportional share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.


Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.



Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.


Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Empire Stock Transfer Inc., Suite 300 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128 and its telephone number is (702) 562-4091.

                              CERTAIN TRANSACTIONS


3,000,000 shares of common stock were subscribed to and fully paid for by Yan Liu, our president and a member of the board of directors in April 2005, in consideration of $3,000.

275,000 shares of common stock were subscribed to and fully paid for by Big-On-Burgers Restaurants in May 2005 in consideration for being granted the rights to the Big-On-Burgers franchise.


                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception to June 30, 2005, included in this prospectus have been audited by Gordon K. W. Gee, Chartered Accountant, 325 Howe Street, Suite 605, Vancouver, British Columbia V6C 1Z7.

                                  LEGAL MATTERS

Certain legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock will be passed on for the Company by Erwin & Thompson LLP, Reno, Nevada. Their address is 1 East Liberty St., Suite 424, P.0. Box 40817, Reno, Nevada, 89504


                              Financial Statements


Our fiscal year end is June 30th. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Chartered Accountants.


Our financial statements from inception to June 30, 2005 (audited) immediately follows:

--------------------------------------------------------------------------------
TORO VENTURES INC.
FINANCIAL STATEMENTS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005
--------------------------------------------------------------------------------

GORDON K.W. GEE
Chartered Accountant
                                                            #601 325 Howe Street
                                                           Vancouver, BC V6C 1Z7

An Incorporated Professional                           Telephone: (604) 689 8815
                                                       Facsimile: (604) 689 8838

Email: gkwg@telus.net
================================================================================

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of Toro Ventures Inc.:

I have audited the accompanying balance sheet of Toro Ventures Inc. as at 30 June 2005 and the related statements of operations and deficit, cash flow and changes in shareholder's equity and comprehensive income for the period then ended. These financial statements are the responsibility of the company's management. My responsibilty is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Toro Ventures Inc. as at 30 June 2005 and the results of the operations and cash flow of the company for the period then ended, in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, B.C.,  Canada                                    /s/ Gordon G.W. Gee
29 July 2005                                                CHARTERED ACCOUNTANT

TORO VENTURES INC.
BALANCE SHEET
AS AT 30 JUNE

-----------------------------------------------------------------------------------------------------------
                                                                                                      2005
                                                                                                      USD$
-----------------------------------------------------------------------------------------------------------
                                                  ASSETS
CURRENT
 Cash                                                                                                17,863
 Prepaid expenses                                                                                    10,000
-----------------------------------------------------------------------------------------------------------
                                                                                                     27,863

INVESTMENT IN A FRANCHISE (Note 4)                                                                   25,000
-----------------------------------------------------------------------------------------------------------
                                                                                                     52,863
===========================================================================================================
                                                LIABILITIES
CURRENT
 Accounts payable and accrued liabilities                                                             2,424
-----------------------------------------------------------------------------------------------------------
                                             SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 6)                                                                                    1
SHARE SUBSCRIPTIONS(Note 5)                                                                          60,000
DEFICIT                                                                                              (9,562)
-----------------------------------------------------------------------------------------------------------
                                                                                                     50,439
-----------------------------------------------------------------------------------------------------------
                                                                                                     52,863
===========================================================================================================
APPROVED BY THE DIRECTORS:


                                         Director
----------------------------------------

                                         Director
-----------------------------------------

(See accompanying notes to the financial statements)

TORO VENTURES INC.
STATEMENT OF OPERATIONS AND DEFICIT
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005

--------------------------------------------------------------------------------
                                                                          2005
                                                                          USD$
--------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
Regulatory and transfer agent fees                                          250
Professional fees                                                         2,300
Management fees                                                           4,000
Facilities costs                                                          3,000
Bank charges and interest                                                    12
--------------------------------------------------------------------------------
LOSS AND DEFICIT                                                          9,562
================================================================================




LOSS PER SHARE
--------------------------------------------------------------------------------
Basic weighted average loss per share (Basic weighted average 1 share)   (9,562)

Fully diluted weighted average loss per share
        (Fully diluted weighted average 5,363,333 shares)              (0.00178)
--------------------------------------------------------------------------------

(See accompanying notes to the financial statements)

TORO VENTURES INC.
STATEMENT OF CHANGES IN CASH FLOWS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005

--------------------------------------------------------------------------------
                                                                          2005
                                                                          USD$
--------------------------------------------------------------------------------
CASH FROM OPERATING ACTIVITIES

Net Loss                                                                 (9,562)
       Prepaid expenses                                                 (10,000)
       Accounts payable and accrued liabilities                           2,300
--------------------------------------------------------------------------------
                                                                        (17,138)
================================================================================
CASH FROM FINANCING ACTIVITIES
       Issuance of share capital                                              1
       Share subscriptions                                               60,000
--------------------------------------------------------------------------------
                                                                         60,001
================================================================================
CASH FROM INVESTING ACTIVITIES
       Investment in franchise                                          (25,000)
--------------------------------------------------------------------------------
INCREASE IN CASH                                                         17,863
================================================================================

(See accompanying notes to the financial statements)

TORO VENTURES INC.
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME FOR THE INITIAL PERIOD ENDED 30 JUNE 2005


--------------------------------------------------------------------------------
                                                                          2005
                                                                          USD$
--------------------------------------------------------------------------------
(Loss) for the period                                                    (9,562)

Issuance of share capital                                                     1
Share subscriptions                                                      60,000
--------------------------------------------------------------------------------
BALANCE, end of period                                                  (50,439)
================================================================================

(See accompanying notes to the financial statements)

TORO VENTURES INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005
--------------------------------------------------------------------------------

1.      INCORPORATION AND OPERATING ACTIVITES


        Toro Ventures Inc. was uncorporated on 11 April 2005, under the laws of the State of Nevada, U.S.A. Operations started on that Date.

        Toro Ventures Inc. is a company that is developing stage. At the period end, the Company has entered into an agreement which grants the Company exclusive rights and license in the provinces of Hubei and Beijing, China to own and operate fast food outlets, and/or sell franchises.



2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


        Foreign Currency Translation
        Monetary assets and liabilities denominated in foreign currencies are translated into USA dollars at the period end exchange rate, nonmonetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.


        Loss Per Share
        Loss per share has been calculated based on the weighted average number of shares outstanding.

        Fair Value of Financial Instruments
        The respective carrying value of certain onbalance sheet financial instruments approximate their fair values. These financial statements include cash, receivables, advances receivable, cheques issued in excess of cash, accounts payable and property obligations payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

        Use of Estimates
        The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.


        Reporting on the costs of startup activities
        Statement of Position 095 (SOP 985), "Reporting on the Costs of StartUp Activities," which provides guidance on the financial reporting of startup costs and organizational costs, to be expensed as incurred. SOP 985 is effective for fiscal years beginning after 15 December 1998. With the adoption of SOP 985, there has been little or no effect on the Company's financial statements.

TORO VENTURES INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005
--------------------------------------------------------------------------------

        Future Income Taxes
        The company recognizes income taxes using an asset and liability approach. Future income tax assets and liabilities are computed annually for differences between the financial statements and bases using enacted tax laws and rates applicable to the periods in which the differences are expressed to affect taxable income.


        Year end
        The Company has adopted 30 June as its fiscal year end.


3.      GOING CONCERN

        The Company's financial statement are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and has generated no revenues. In order to obtain the necessary capital, the Company is in the process of raising funds from private placement subscriptions. The Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

        The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes abailable, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


4.      INVESTMENT IN FRANCHISE


        On 15 May 2005 the company entered into an agreement with a Canadian company to acquire the right to establish franchise outlets in parts of the People's Republic of China. The agreement is for 10 years with an option to renew for an additional 10 years after the termnination of the intial term.

        The consideration given for the Right is 275.000 common shares. In addition a 5% royalty is to be paid on all outlet gross sales to the franchisers along with 3% advertising royalty on all outlet gross sales.

TORO VENTURES INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE INITIAL PERIOD ENDED 30 JUNE 2005
--------------------------------------------------------------------------------



5.      SHARE SUBSCRIPTIONS


        The company has received $35,000 toward the issuance of 5,570,000 shares. In addition the company has invested in a franchise in which consideration is to be given of $25,000 or 275,000 shares.


6.      SHARE CAPITAL


        Authorized - 75,000,000 common shares with a par value of $0.001 per share.

        Issued - 1 common share at $1

--------------------------------------------------------------------------------
                                                                   SHARES
                                                              #               $
--------------------------------------------------------------------------------
                                                              1               1
================================================================================



7.      INCOME TAXES

        The Company has tax losses of $9,562 which may be applied against future taxable income.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Business Corporation Act states as follows:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                                       $   250.00
Accounting fees and expenses                                 3,000.00*
Legal fees and Consulting expenses                          15,000.00*
                                                            ----------
                         TOTAL                             $18,000.00*
                                                            ==========

*Estimated.


RECENT SALES OF UNREGISTERED SECURITIES

On April 20, 2005, we entered into a Private Placement Subscription Agreement to which 3,000,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by Mr. Yan Liu for an aggregate purchase price of $3,000.

On April 22, 2005, we entered into a Private Placement Subscription Agreement to which 900,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by nine investors for an aggregate purchase price of

$9,000. On April 26, 2005, we entered into a Private Placement Subscription Agreement to which 820,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by ten investors for an aggregate purchase price of $10,000.

On May 5, 2005, we entered into a Private Placement Subscription Agreement to which 520,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by seven investors for an aggregate purchase price of $7,000.

On May 10, 2005, we entered into a Private Placement Subscription Agreement to which 300,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by three investors for an aggregate purchase price of $3,000.

On May 25, 2005, we entered into a Private Placement Subscription Agreement to which 30,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by three investors for an aggregate purchase price of $3,000.

On May 15, 2005,we entered into a Master Franchise Agreement to which 275,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by Big-On-Burgers Restaurants in consideration to the rights of the Master Franchise Agreement.



* All of the above offerings and sales of securities have not been registered under the Securities Act of 1933, and have been issued in reliance upon an exemption from registration requirements of the Securities Act of 1933 provided by Regulation S promulgated under the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were friends or associates of executive officers of Toro Ventures Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.


EXHIBITS

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Toro Ventures Inc., a Nevada corporation.

3.1   Articles of Incorporation of Toro Ventures, Inc. dated April 8, 2005.

3.2   Bylaws of Toro Ventures, Inc. dated April 13, 2005

5.0   Erwin and Thompson LLP Opinion and Consent dated September 21, 2005

10.1  Master Franchise Agreement dated May 15, 2005

23.1  Consent of Erwin and Thompson LLP dated August 12, 2005(see Exhibit 5.0).

23.2 Consent of Independent Registered Public Accounting Firm - Gordon K.W. Gee Ltd.


UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 21st day of September, 2005.


                               TORO VENTURES INC.

                               BY: /s/ Yan Liu
                                   Yan Liu, President, Principal Executive
                                   Officer, Principal Financial Officer,
                                   Principal Accounting Officer, Treasurer,
                                   Secretary and a member of the Board of
                                   Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yan Liu, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature        Title                                        Date


/s/ Yan Liu                                                   September 21, 2005


Yan Liu          President, Principal Executive Officer,
                 Principal Financial Officer, Principal
                 Accounting Officer, Treasurer, Secretary, and Director